EXHIBIT 5


                                                         ELIZABETH L. WITTENBERG
                                                          Deputy General Counsel
                                                             Assistant Secretary
                                                      Telephone:  (763) 764-2167
                                                      Facsimile:  (763) 764-5011

September 22, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC  20549-1004

Re:   General Mills, Inc. Registration Statement on Form S-8
      2003 Stock Compensation Plan

To the Commission:

I am Deputy General Counsel and Assistant Secretary of General Mills, Inc. (the "Company"), and I am fully familiar with its business and affairs. I have acted as counsel to the Company in connection with the filing under the Securities Act of 1933 of the Registration Statement on Form S-8 relating to the Company's 2003 Stock Compensation Plan. In such capacity, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments relating to such securities as I have deemed necessary or appropriate in connection with this opinion, including the following: (a) the Certificate of Incorporation of the Company as presently in effect; (b) the By-Laws of the Company; and (c) the records of corporate proceedings of the stockholders and Board of Directors of the Company relating to the authorization and issuance of its stock.

Based on the foregoing, I am of the opinion that the shares of common stock of the Company covered by this Registration Statement, when issued in accordance with the proper corporate authorizations, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the references to me under the captions "Interests of Named Experts and Counsel" contained in the Registration Statement.

                                        Very truly yours,

                                        /s/ Elizabeth L. Wittenberg

                                        Elizabeth L. Wittenberg

ELW/bg